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                                                                    EXHIBIT 4.3


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                           HEALTHCOR HOLDINGS, INC.,

                       THE GUARANTORS SIGNATORIES HERETO,
                                 as Guarantors

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Trustee

                              ____________________

                          FIRST SUPPLEMENTAL INDENTURE

                             Dated December 2, 1997

                                       to

                                   INDENTURE

                          Dated as of December 1, 1997


                              ____________________


                           11% Senior Notes due 2004




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                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), is dated as of December 2, 1997, among CareNetwork, Inc., an Arkansas corporation ("CARENETWORK"), HealthCor Holdings, Inc., a Delaware corporation (the "COMPANY"), the Guarantors parties hereto and Norwest Bank Minnesota, National Association, as trustee (the "TRUSTEE").


                                    RECITALS

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of December 1, 1997, providing for the issuance of an aggregate principal amount of $80,000,000 of 11% Senior Notes due 2004 (the "Notes"); and

         WHEREAS, pursuant to Section 8.01 of this Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes to cure any ambiguity, defect or inconsistency in the Indenture; and

         WHEREAS, a possible defect may exist with respect to the enforceability of the Indenture against CareNetwork;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, CareNetwork, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Agreement to Guarantee. CareNetwork hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

         3. Confirmation and Novation of Prior Guarantee. CareNetwork hereby confirms and novates its guarantee of the Company's obligations under the Notes as set forth in the Indenture pursuant to its execution and delivery thereof as of December 1, 1997.

         4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.



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         5.      Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                    CARENETWORK, INC., as Guarantor


                                    By: /s/ JOEL H. WILLIAMS
                                        -------------------------------------
                                             Name: Joel H. Williams
                                             Title: Vice President and
                                                    Chief Financial Officer


                                    HEALTHCOR HOLDINGS, INC.


                                    By: /s/ S. WAYNE BAZZLE
                                        -------------------------------------
                                             Name: S. Wayne Bazzle
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer


                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as Trustee


                                    By: /s/ CURTIS D. SCHWEGMAN
                                        -------------------------------------
                                             Name: Curtis D. Schwegman
                                             Title: Assistant Vice President




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                                      HEALTHCOR, INC.
                                      PHYSICIANS HOME HEALTH NETWORK, INC.
                                      HEALTHCOR OXYGEN & MEDICAL EQUIPMENT, INC.
                                      HEALTHCOR REHABILITATION SERVICES, INC.
                                      HEALTHCOR PHARMACY, INC.
                                      HEALTHCOR FOUNDATION
                                      HC PERSONNEL RESOURCES, INC.,
                                      as Guarantors

                                      By: /s/ S. WAYNE BAZZLE
                                         ----------------------------
                                              Name: S. Wayne Bazzle
                                              Title: Chairman of the Board
                                                     and Chief Executive Officer


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